Exhibit 10.1

FIRST AMENDMENT TO THE

BANK OF LUXEMBURG

DIRECTOR DEFERRED FEE AGREEMENT

This FIRST AMENDMENT (this “Amendment”), dated as of January 11, 2005, to the Director Deferred Fee Agreement dated as of [_____], 200[_], (the “Agreement”), is made by and between BANK OF LUXEMBURG, a state-chartered commercial bank, located in Luxemburg, Wisconsin (the “Company”), and [Name] (the “Director”).

WHEREAS, the American Jobs Creation Act of 2004 (the “Act”), passed on October 22, 2004, created new Internal Revenue Code Section 409A, which imposes new restrictions on deferred compensation;

WHEREAS, in compliance with the provisions under the Act, the Company and the Director entered into that certain 2005 Director Deferred Fee Agreement as December 31, 2004 (the “2005 Agreement”) and accordingly all deferrals of director fees earned after December 31, 2004 will cease under the Agreement;

WHEREAS, the 2005 Agreement provides a Projected Benefit, based on future deferrals, to be paid to the beneficiaries of the Director in the event of the Director’s death before reaching his or her Normal Retirement Age;

WHEREAS, the Agreement no longer accepts future deferrals by the Director and therefore no longer would provide a Projected Benefit at the time of death as currently drafted; and

NOW, THEREFORE, in consideration of the foregoing premises, the parties hereby agree as follows:

1.

Defined Terms.  Terms used but not defined herein shall have the meanings given thereto in the Agreement.

2.

Amendment to Section 1.12 of the Agreement.  Effective as of January 1, 2005, Section 1.12 of the Agreement is hereby amended to delete the definition of Projected Benefit.

3.

Amendment to Section 2.1 of the Agreement.  Effective as of January 1, 2005, the second sentence of Section 2.1 of the Agreement is hereby amended and restated to read as follows: “The Election Form shall set forth the amount of Fees to be deferred and shall be effective to defer only Fees earned after the date the Election Form is received by the Company and through the period ending December 31, 2004.”

4.

Amendment to Section 5.1.1 of the Agreement.  Effective as of January 1, 2005, Section 5.1.1 of the Agreement is hereby amended and restated to read as follows: “Amount of Benefit.  The benefit under this Section 5.1 is the Deferral Account balance at the Director’s death.”

5.

Confirmation of the Agreement.  Except as herein expressly amended, the Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.  Each reference in the Agreement to “this Agreement” shall mean the Agreement as amended by this First Amendment to the Director Deferred Fee Agreement and as hereinafter amended or restated.

6.

Governing Law.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of Wisconsin.

7.

Facsimile Signatures.  This Amendment may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

Director

Company

BANK OF LUXEMBURG

___________________________________

By:___________________________________

[Director Name]

Title:__________________________________

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